EXHIBIT 32.1
AMERALIA, INC.

Certification pursuant to 18 U.S.C. Sec.1350
Principal Executive Officer

1. The undersigned is the Chief Executive Officer of AmerAlia, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-KSB Report of AmerAlia, Inc. for the year ended June 30, 2005.

2. The annual report on Form 10-KSB for the period ended June 30, 2005, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.

Date: January 18, 2007

/s/ Bill H Gunn
Bill H. Gunn
Chief Executive Officer

Certification pursuant to 18 U.S.C. Sec.1350
Principal Financial Officer

1. The undersigned is the Chief Financial Officer of AmerAlia, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-KSB Report of AmerAlia, Inc. for the year ended June 30, 2005.

2. The annual report on Form 10-KSB for the period ended June 30, 2005, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.

Date: January 18, 2007

/s/ Robert van Mourik
Robert C.J. van Mourik
Chief Financial Officer